Exhibit 99.1

ALT5 Sigma Corporation Issues Stockholder Letter and Provides Corporate Update

CEO Tony Isaac Outlines Compliance Restoration, Governance Strengthening, and Strategy to Drive Long-Term Stockholder Value

LAS VEGAS, NEVADA (February 23, 2026) – ALT5 Sigma Corporation (the “Company” or “ALT5”) (NASDAQ: ALTS) (FRA: 5AR1), a fintech company operating institutional-grade global payments, trading, and settlement infrastructure, today issued a letter to stockholders from Tony Isaac, Acting Chief Executive Officer.

Dear Stockholders,

Over the past 60 days, our focus has been clear: restore compliance, strengthen governance, sharpen operational discipline, and position ALT5 to better align its market valuation with its underlying asset base and infrastructure platform.

This update is intended to provide transparency regarding recent operational, compliance, and corporate developments, as well as to outline how we intend to execute with discipline and support sustainable long-term value creation.

Restoring Compliance and Strengthening the Foundation

During the past two months, we have made meaningful strides across several critical areas:

●	Returned to compliance with applicable U.S. Securities and Exchange Commission reporting requirements
●	Regained compliance with applicable Nasdaq listing requirements
●	Reorganized certain business operations to improve efficiency, internal controls, and oversight
●	Expanded and enhanced investor outreach and engagement initiatives

We have filed all required reports to restore timeliness under our SEC reporting obligations and are committed to maintaining full compliance with applicable filing deadlines going forward. In addition, the Company has regained compliance with applicable Nasdaq listing requirements. Strengthening financial controls, reporting discipline, and governance standards is foundational to restoring confidence and supporting long-term value creation.

In parallel, we have refined our operational structure to better align oversight, accountability, and execution across our payments, trading, and settlement infrastructure.

Governance and Leadership Updates

As previously disclosed in our Current Report on Form 8-K filed November 26, 2025:

●	The Board concluded Jonathan Hugh’s employment as Chief Financial Officer and acting Chief Executive Officer, without cause, effective November 21, 2025.
●	Ron Pitters was provided notice on November 25, 2025 of the Board’s decision to conclude his Consulting Agreement in accordance with its terms.

We remain engaged in constructive discussions to resolve any outstanding economic matters with these two individuals. These changes reflect our commitment to strengthening governance, oversight, and executive alignment as we execute our long-term strategy. Subsequent to these changes, the Company appointed Steven Plumb as Chief Financial Officer and added Dr. Adel Elmessiry and Tim Stanley to its Board of Directors, reinforcing financial oversight and governance alignment.

Rwanda Subsidiary Matter

As previously disclosed in our Current Report on Form 8-K filed August 29, 2025, and updated in our Quarterly Report filed January 12, 2026, on May 7, 2025, the Intermediate Court of Nyarugenge, Rwanda, rendered a judgment concerning our Canadian indirect, second-tier subsidiary and its former principal, related to approximately US$3.5 million held at I&M Bank in Rwanda.

The court ordered that the US$3.5 million be permanently forfeited to the Rwandan State Treasury. The judgment is currently on appeal before the High Court of Kigali, Rwanda.

In connection with the Intermediate Court’s decision, we recorded a US$3.5 million allowance on our condensed consolidated balance sheets. As a result, there will be no additional financial statement impact should the appeal be unsuccessful. Conversely, if the appeal is successful, we would expect to recapture some or all of the allowance.

We continue to pursue all available remedies to protect the interests of the Company and its stakeholders.

Aligning Market Valuation with Intrinsic Value

As of February 19, 2026, ALT5’s closing share price was $1.52, implying an equity market capitalization of approximately $192 million based on 126,339,124 outstanding shares of our common stock.

Based on management’s recent estimate of net asset value (NAV) as of February 19, 2026, which includes digital asset holdings, cash, and all other assets, the Company’s NAV is approximately $843 million, or $6.67 per issued and outstanding share of common stock, implying that ALT5 shares trade at approximately a 77% discount to intrinsic value.

Our objective is to reduce this valuation misalignment over time through disciplined execution, transparent communication, and thoughtful capital allocation.

As previously announced, our Board authorized a share repurchase program designed to allocate our capital opportunistically when management and the Board determine that market pricing does not accurately reflect the intrinsic value of our underlying net asset base and operating platform. When executed prudently and in accordance with applicable regulations, these repurchases will represent a direct mechanism to enhance per-share value and capital efficiency.

We remain focused on capital structure discipline, prudent management of dilution, and long-term stockholder alignment.

ALT5 has processed more than $8 billion in digital asset transactions since inception. Sustained operational performance, institutional adoption, and transaction scalability remain central to reinforcing the strength of our infrastructure platform.

In February 2026, we announced the launch of ALT5 Ai, a strategic business unit designed to extend our regulated payment and settlement infrastructure into Ai-driven commerce, and appointed Bill Inman as Chief Innovation Strategist and Spokesperson. In this role, Mr. Inman will guide the Company’s intended expansion at the intersection of artificial intelligence, decentralized systems, and enterprise payment infrastructure.

As artificial intelligence systems increasingly execute workflows, authorize transactions, and interact across digital environments, we believe enterprise-grade payment rails capable of secure authorization, compliance oversight, and real-time settlement will become foundational infrastructure. ALT5 Ai is intended to build upon our existing operating platform by enabling Ai-to-enterprise and Ai-to-Ai transaction capabilities aligned with institutional compliance standards.

Recent mainstream financial media coverage has highlighted initiatives within the broader World Liberty Financial ecosystem, reflecting increasing visibility and evolving real-world utility across digital asset markets. As compliant digital asset infrastructure continues to mature and practical applications expand, we believe enterprise-grade platforms positioned at the intersection of payments and digital assets will increasingly reflect their underlying value in public markets.

Looking Ahead

With compliance restored, governance strengthened, and previously disclosed matters appropriately addressed in our financial statements, our focus remains on disciplined execution across our regulated payments and digital asset infrastructure.

We appreciate the continued engagement of our stockholders and look forward to providing further updates as we execute this next phase of the Company’s development.

Sincerely,

Tony Isaac

Acting Chief Executive Officer

ALT5 Sigma Corporation

About ALT5 Sigma Corporation

ALT5 Sigma Corporation (NASDAQ: ALTS) (FRA:5AR1) is a fintech company with a strategic $WLFI digital asset treasury strategy initiative and an established global payments, trading, and settlement infrastructure, including card-based programs supporting crypto-to-fiat and fiat-to-crypto transactions. Since the inception of the Company’s processing platforms in 2018, the Company has leveraged its blockchain infrastructure expertise and proven track record of processing over $8 billion in cryptocurrency transactions to optimize its digital asset treasury operations and capitalize on growing $WLFI ecosystem developments across retail platforms, payment integrations, and international market expansion.

Forward-looking Statements

The referenced letter, including the section entitled “Looking Ahead”, contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the growth of USD1, ALT5’s ability to benefit from the growth of USD1, the value of ALT5’s $WLFI holdings, ALT5’s accelerated growth in digital asset treasury operations, the positioning of the Company in the digital asset treasury sector, and the profitability and prospective growth of ALT5’s platforms and business that are subject to risks that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion, and statements regarding the Company’s potential separation plans of its biotech business. Words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions may indicate forward-looking statements, though not all forward-looking statements contain such words. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, including international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies.

Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements described in the referenced letter. Such factors could include, among others, changes in the value of $WLFI tokens, a downturn in the adoption of stable coins, and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of the referenced letter and the date of this Current Report on Form 8-K and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Media Relations

ALT5 Sigma Corporation

Phone: +1 (888) 778-7091

Email: info@alt5sigma.com

Investor Relations

Gateway Group, Inc.

Phone: +1 (949) 574-3860

Email: ALTS@gateway-grp.com